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                                                                  EXHIBIT 16.1

[LETTERHEAD OF LEMIEUX DECK MILLARD BOND]


July 19, 2000


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:  Inforetech Wireless Technology, Inc.
     Commission File No. 0-3014
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We were previously the independent accountants for the Company.

We have read Item 4 of the Current Report on Form 8-K of InFOREtech Wireless Technology, Inc. dated July 13, 2000 and we agree with the statements contained therein as they related to our firm.

Very truly yours,
LEMIEUX DECK MILLARD BOND


 /s/ Gary W. Deck
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By: Gary W. Deck, CA

GWD/ty